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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   September 23, 1999
                                                  ----------------------

                          BOSTON LIFE SCIENCES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                           0-6533                   87-0277826
--------------------------------            ------          ------------------------------------

(State or other jurisdiction of          (Commission        (I.R.S. Employer Identification No.)
  incorporation or organization)           File No.)

137 Newbury Street
8/th/ Floor
Boston, Massachusetts                                                   02116
----------------------------------------                             ------------
(Address of principal executive offices)                               Zip Code

Registrant's telephone number, including area code    (617)  425-0200
                                                   ----------------------
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Item 5.   Other Events.
          -------------

On September 22, 1999 Boston Life Sciences, Inc. entered into an agreement to sell $8 million in 8% convertible debentures due September 2003 and warrants to purchase a total of 1,680,000 shares of the Company's common stock to two institutional investment funds, both managed by the same institutional investment firm.

The debentures will accrue interest at 8% per annum, payable semi-annually, and are convertible by the holders into common stock at a conversion price of $5.25 per share, subject to certain anti-dilution adjustments. The Company may elect to pay interest accrued on the debentures in shares of common stock, subject to certain limitations.

The warrants were issued in two classes, the first, or "class A" warrants, are exercisable to purchase 960,000 shares of common stock at an exercise price of $5.75 per share. The second, or "class B" warrants, are exercisable to purchase 720,000 shares of common stock at an exercise price of $8.25 per share. The exercise price of both sets of warrants are also subject to anti-dilution adjustments.

The Company will set aside $4 million of the proceeds of the placement for the redemption of the company's Series C preferred stock, to the extent that some of the Series C preferred stock remains unconverted in the months ahead. The timing of the use of funds for this purpose will depend upon market conditions. If all of the $4 million is not needed to redeem the Series C preferred stock, the Company will be free to use the money for general corporate purposes.

The Company is obligated to file a registration statement covering resales of common stock issuable upon conversion of the debentures and exercise of the warrants within 30 days of closing.

If an event of default occurs under the debentures, 120% of the outstanding principal amount and accrued interest on the debentures will become immediately due and payable by the Company. Alternatively, if the purchasers elect to convert into common stock of the company, and the Company fails to deliver such common stock to the purchasers within twelve trading days, or in the event that the Company's registration statement registering the shares into which the warrants and debentures are convertible lapses for more than 30 days, then the Company may be obligated to pay the purchasers the higher of (a) 120% of the outstanding principal amount and accrued interest on the debentures and (b) an amount equal to the market value of the number of shares of common stock into which the Debentures are convertible, subject to certain limitations. Events of default include any violation of the Company's obligations under the debenture, the securities purchase agreement between the purchasers and the Company or the registration rights agreement between the purchasers and the Company, failure of the Company to register the shares issuable on conversion of the warrants and debentures or to maintain the registration, any default of other debt in principal amount greater than $1,000,000, judgements against the Company for greater than $1,000,000, bankruptcy or insolvency, delisting from Nasdaq, a change of control where the debentures are not fully discharged, or failure to deliver shares of common stock to the Purchasers within twelve business days of any conversion. Additional penalties are payable to the purchasers if the Company fails to deliver shares to the purchasers on conversion and upon additional noncompliance events.

Among the anti-dilution adjustments in the conversion price of the debentures and the exercise price of the warrants is an adjustment for stock issuances made at a price below the conversion price of the debentures or exercise price of the warrants, except in certain circumstances. In addition, there would be a reduction of the conversion price of the debentures and the exercise price of the warrants, subject to certain floors and other limitations, on each of the first and second anniversaries of the transaction if the market price of the Company's stock is less than the conversion or exercise price on such dates.

At any time following the first anniversary of the transaction, the Company may redeem the debentures in whole or in part for cash at par, plus accrued and unpaid interest, subject to the purchasers' right to convert the debentures into common stock at the then conversion price. If the Company exercises this
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right, it will be obligated to issue additional class A warrants to the purchasers to purchase up to an additional 725,000 (if the full $8 million is redeemed, a pro-rata amount if less) shares of common stock.

The Company will also have the right to require the purchasers to mandatorily convert some (at stock price thresholds ranging from $ 6.00 to $ 7.00) or all (at a stock price threshold in excess of $9.25) of the outstanding amount of the debentures into common stock if the market price of the common stock reaches certain price thresholds for a specified number of trading days.

In addition, under the terms of the securities purchase agreement, the purchasers will have the right to buy up to 50% of certain new issuance of the Company's securities, not to exceed the lesser of (i) $8 million or (ii) the outstanding principal amount of the debentures plus accrued and unpaid interest.

Copies of the material agreements related to the transaction as well as the press release announcing the transaction are filed as exhibits to this Form 8-K and incorporated herein by reference.
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(c)      Exhibits:
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         10.1 Securities Purchase Agreement among the Company and the purchasers listed therein dated as of September 22, 1999.

         10.2 Form of 8% Convertible Debenture dated as of September 22, 1999.

         10.3 Form of Class A Warrant dated as of September 22, 1999.

         10.4 Form of Class B Warrant dated as of September 22, 1999

         10.5 Registration Rights Agreement among the Company and the purchasers dated as of September 22, 1999.

         99.1 Press Release issued September 22, 1999 announcing the transaction.
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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BOSTON LIFE SCIENCES INC.


Date:  September 23, 1999     By: /s/ Joseph  Hernon
                                 -------------------
                              Name:  Joseph Hernon
                              Title:  Chief Financial Officer and Secretary
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     EXHIBIT INDEX

     The following designated exhibits are filed herewith:


Exhibit
-------
10.1 Securities Purchase Agreement among the Company and the purchasers listed therein dated as of September 22, 1999.

10.2 Form of 8% Convertible Debenture dated as of September 22, 1999.

10.3 Form of Class A Warrant dated as of September 22, 1999.

10.4 Form of Class B Warrant dated as of September 22, 1999.

10.5 Registration Rights Agreement among the Company and the purchasers dated as of September 22, 1999.

99.1 Press Release issued September 22, 1999 announcing the transaction.